EXHIBIT 10.29

AARON’S, INC.
2001 STOCK OPTION AND INCENTIVE AWARD PLAN
(As amended and restated effective as of February 24, 2009)

EXECUTIVE OFFICER RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT is made and entered into as of the ___day of _____, ___, by and between AARON’S, INC. (“the “Company”) and _______ (the “Grantee”).

WITNESSETH:

WHEREAS, the Company maintains the Aaron’s, Inc. 2001 Stock Option and Incentive Award Plan, as amended and restated effective as of February 24, 2009 (the “Plan”), and the Grantee has been selected by the Compensation Committee (the “Committee”) to receive a grant of Restricted Stock Units (“RSUs”) under the Plan;

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Grantee, as follows:

1.Award of Restricted Stock Units
1.1    The Company hereby grants to the Grantee an award of _________RSUs, subject to, and in accordance with, the restrictions, terms and conditions set forth in this Agreement and in the Plan. The grant date of this award of RSUs is __________ (“Grant Date”).
1.2    This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. For purposes of this Agreement, employment with any subsidiary of the Company shall be considered employment with the Company.
1.3    This Award is conditioned on the Grantee’s execution of this Agreement. If this Agreement is not executed by the Grantee and returned to the Company within one month of the Grantee’s receipt of the Agreement, it may be canceled by the Committee resulting in the immediate forfeiture of all RSUs.
2.    Restrictions; Vesting
2.1    Subject to Sections 2.2, 2.3, 5 and 9 below, if the Grantee remains employed by the Company and the performance goals reflected on Exhibit B (the

“Performance Goals”) are met, the Grantee shall become fully vested in the RSUs on ___________________ (the “Vesting Date”). As provided in Exhibit B, prior to the Vesting Date some or all of the RSUs may be forfeited due to the failure to attain the Performance Goals.
2.2    If, prior to the Vesting Date, the Grantee dies or the Grantee’s employment is terminated due to Disability, the RSUs shall become fully vested and nonforfeitable as of the Grantee’s death or the date of termination for Disability (without regard to the Performance Target . Except as provided in the prior sentence or as provided in Section 2.3, if Grantee terminates employment prior to the Vesting Date for any other reason including Retirement), the RSUs shall be forfeited and all rights of Grantee to such RSUs shall be terminated.
2.3    Notwithstanding the other provisions of this Agreement, in the event of a Change in Control prior to Grantee’s Vesting Date, the RSUs shall become fully vested and nonforfeitable as of the date of the Change in Control.
3.    Settlement
3.1    Vested RSUs shall be settled on, or as soon as practicable after, the date they are vested in accordance with Section 2 above by delivering to the Grantee a number of shares of the Company’s Common Stock, Par Value $0.50 Per Share (the “Shares”) equal to the number of vested RSUs. In the case of vesting due to the Grantee’s death, the Shares shall be delivered to Grantee’s personal representative or his estate as soon as practical after Grantee’s date of death.
3.2    The Company may deliver the Shares by the delivery of physical stock certificates or by certificateless book-entry issuance. The Company may, at the request of Grantee or the personal representative of his estate, deliver the Shares to the Grantee’s or the estate’s broker-dealer or similar custodian and/or issue the Shares in “street name,” either by delivery of physical certificates or electronically.
4.    Stock; Dividends; Voting
4.1    Except as provided in Section 4.2, the Grantee shall not have voting or any other rights as a shareholder of the Company with respect to the RSUs. Upon settlement of the RSUs with the issuance of Shares, the Grantee will obtain full voting and other rights as a shareholder of the Company.
4.2    In the event of any adjustments in authorized Shares as provided in Article 4 of the Plan, the number of RSUs and Shares or other securities to which the Grantee shall be entitled pursuant to this Agreement shall be appropriately adjusted or changed to reflect such change, provided that any such additional RSUs, Shares or additional or different shares or securities shall remain subject to the restrictions in this Agreement.
4.3    The Grantee represents and warrants that he is acquiring the RSUs and the Shares under this Agreement for investment purposes only, and not with a view to

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distribution thereof. The Grantee is aware that the RSUs and the Shares may not be registered under the federal or any state securities laws and that, in addition to the other restrictions on the Shares, the Shares will not be able to be transferred unless an exemption from registration is available. By making this award of RSUs, the Company is not undertaking any obligation to register the RSUs or Shares under any federal or state securities laws.
5.    Nontransferability.
Unless the Committee specifically determines otherwise, the RSUs are personal to the Grantee and the RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution. Any such purported transfer or assignment shall be null and void.

6.    No Right to Continued Employment
Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company or a subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a subsidiary to terminate at any time the Grantee’s employment, subject to Grantee’s rights under this Agreement.

7.    Taxes and Withholding
The Grantee shall be responsible for all federal, state and local income and employment taxes payable with respect to this Award of RSUs and the delivery of Shares or cash in satisfaction of the RSUs. Unless the Grantee otherwise provides for the satisfaction of the withholding requirements in advance, upon vesting of the RSUs, the Company shall withhold and cancel a number of Shares having a market value equal to the minimum amount of taxes required to be withheld. The Company shall have the right to retain and withhold from any payment or distribution to the Grantee the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. The Company may require Grantee to reimburse the Company for any such taxes required to be withheld and may withhold any payment or distribution in whole or in part until the Company is so reimbursed.

8.    Plan Documents; Grantee Bound by the Plan
The Grantee hereby acknowledges receipt of a copy of the Plan, the Plan Prospectus and the Company’s latest annual report to shareholders or annual report on Form 10-K, or availability of the Plan, the Plan Prospectus and the Company’s latest annual report to shareholders or annual report on Form 10-K on the Company’s intranet. Grantee agrees to be bound by all the terms and provisions of the Plan.

9.    Restrictive Covenants

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9.1    Grantee hereby acknowledges that the Company may disclose (and/or has already disclosed) to the Grantee and the Grantee may be provided with access to and otherwise make use of, certain valuable, Confidential Information (as defined below) of the Company. Grantee also acknowledges that due to the Grantee’s relationship with the Company, Grantee will develop (and/or has developed) special contacts and relationships with the Company’s employees, customers, suppliers and vendors and that it would be unfair and harmful to the Company if the Grantee took advantage of these relationships to the detriment of the Company. For purposes of this Section 9, references to the Company shall be deemed to include references to any subsidiary of the Company.
9.2    Grantee hereby agrees that during employment and for a period of one (1) year following any voluntary or involuntary termination of employment with the Company (regardless of reason), the Grantee will not directly or indirectly, individually, or on behalf of any Person other than the Company:
(a)        solicit, recruit or induce (or otherwise assist any person or entity in soliciting, recruiting or inducing) any employee or independent contractor of the Company who performed work for the Company within the final year of the Grantee’s employment with the Company to terminate his or her relationship with the Company;
(b)        knowingly or intentionally damage or destroy the goodwill and esteem of the Company, the Company’s Business or the Company’s suppliers, employees, patrons, customers, and others who may at any time have or have had relations with the Company;
(c)        solicit the Company’s Customers, directly or indirectly, for the purpose of providing products or services identical to or reasonably substitutable with the products or services of the Company’s Business; or
(d)        engage in or otherwise provide Services, directly or indirectly, within the Territory, to or for any Person or entity engaged in a business that competes directly or indirectly with the Company’s Business. Businesses that compete with the Company specifically include, but are not limited to, the following entities and each of their subsidiaries, affiliates, franchisees, assigns or successors in interest: Rent-A-Center, Inc. (including, but not limited to, Colortyme); Easyhome, Inc.; Premier Rental-Purchase, Inc.; Discover Rentals; New Avenues, LLC; and Bi-Rite Co., d/b/a Buddy’s Home Furnishings.
9.3    The Grantee further agrees that during employment and for a period of one (1) year thereafter (or, with respect to Confidential Information that constitutes a “trade secret” under applicable law, until such information ceases to be a trade secret), he will not, except as necessary to carry out his duties as an employee of the Company, disclose or use Confidential Information. The Grantee further agrees that, upon

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termination or expiration of employment with the Company for any reason whatsoever or at any time, the Grantee will deliver promptly to the Company all materials (including electronically-stored materials), documents, plans, records, notes, or other papers, and any copies in the Grantee’s possession or control, relating in any way to the Company’s Business or containing any Confidential Information of the Company, which at all times shall be the property of the Company.
9.4    For purposes of this Section 9, the following terms shall have the meanings specified below:
(a)        “Company’s Business” means the businesses of (1) renting, leasing and selling residential and office furniture, electronic goods, household appliances and related equipment and accessories, and (2) manufacturing furniture and bedding.
(b)        “Confidential Information” means information, without regard to form and whether or not in writing, relating to Company’s customers, operation, finances, and business that derives value, actual or potential, from not being generally known to other Persons, including, but not limited to, technical or non-technical data (including personnel data relating to Company employees), formulas, patterns, compilations (including compilations of customer information), programs, devices, methods, techniques (including rental, leasing, and sales techniques and methods), processes, financial data (including rate and price information concerning products and services provided by the Company), or lists of actual or potential customers (including identifying information about customers). Such information and compilations of information shall be contractually subject to protection under this Agreement whether or not such information constitutes a trade secret and is separately protectable at law or in equity as a trade secret. Confidential Information includes information disclosed to the Company by third parties that the Company is obligated to maintain as confidential.
(c)        “Customers” means all customers of the Company in the Territory (i) with whom Grantee has had contact on behalf the Company, (ii) whose dealings with the Company were coordinated or supervised by Grantee, or (iii) about whom Grantee obtained Confidential Information, in each case during the twelve (12) calendar months preceding termination of Grantee’s Services in the Territory.
(d)        “Person” has the meaning ascribed to such term in the Plan. For the avoidance of doubt, a Person shall include any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.
(e)        “Services” means the services the Grantee provides or has provided for the Company.

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(f)        “Territory” means the geographic area within fifty (50) miles of every facility identified in Exhibit A, which is the territory in which Grantee will provide Services, and in which the Company conducts the Company’s Business, and any territory within which Grantee performed Services for the Company at any time during the twelve (12) calendar months preceding termination of employment with the Company, and within which the Company conducts the Company’s Business.
9.5    If, during his employment with the Company or at any time during the restrictive periods described above, the Grantee violates the restrictive covenants set forth in this Section 9, then the Committee may, notwithstanding any other provision in this Agreement to the contrary, cancel any outstanding RSUs that have not yet vested. The parties further agree and acknowledge that the rights conveyed by this Agreement are of a unique and special nature and that the Company will not have an adequate remedy at law in the event of a failure by the Grantee to abide by its terms and conditions nor will money damages adequately compensate for such injury. It is, therefore, agreed between the parties that, in the event of a breach by the Grantee of any of his obligations contained in Section 9 of this Agreement, the Company shall have the right, among other rights, to damages sustained thereby and to obtain an injunction or decree of specific performance from any court of competent jurisdiction to restrain or compel the Grantee to perform as agreed herein. The Grantee agrees that this Section 9 shall survive the termination of his or her employment. Nothing contained herein shall in any way limit or exclude any other right granted by law or equity to the Company.
10.    Modification of Agreement
No provision of this Agreement may be materially amended or waived unless agreed to in writing and signed by the Committee (or its designee), and no such amendment or waiver shall cause the Agreement to violate Code Section 409A. Any such amendment to this Agreement that is materially adverse to the Grantee shall not be effective unless and until the Grantee consents, in writing, to such amendment (provided that any amendment that is required to comply with Code Section 409A shall be effective without consent unless the Grantee expressly denies consent to such amendment in writing). The failure to exercise, or any delay in exercising, any right, power or remedy under this Agreement shall not waive any right, power or remedy which the Company has under this Agreement.

11.    Severability
Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

12.    Governing Law

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The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Georgia without giving effect to the conflicts of laws principles thereof.

13.    Successors in Interest
This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, and upon any Person acquiring, whether by merger, consolidation, reorganization, purchase of stock or assets, or otherwise, all or substantially all of the Company’s assets and business. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee’s heirs, executors, administrators and successors.

14.    Resolution of Disputes
Any dispute or disagreement which may arise under, or as a result of, or in any way relate to the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

15.    Code Section 409A
This Agreement and this award of RSUs is intended to satisfy the requirements of Code Section 409A and any regulations or guidance that may be adopted thereunder from time to time and shall be interpreted by the Committee as it determines necessary or appropriate in accordance with Code Section 409A to avoid a plan failure under Code Section 409A(a)(1). To ensure compliance with Section 409A of the Code, (i) under all circumstances, vested RSUs that have not otherwise been forfeited shall be settled by delivery of the Shares no later than March 15th of the year following the year in which the RSUs vest, and (ii) this Agreement is subject to the provisions of Section 15.7 of the Plan (including the six-month delay, if applicable).

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AARON’S, INC.

By:
Gilbert L. Danielson
Executive Vice President & CFO

Grantee hereby (i) acknowledges that a copy of the Plan, the Plan Prospectus and the Company’s latest annual report to shareholders or annual report on Form 10-K are available from the Company’s intranet site or upon request, (ii) represents that he is familiar with the terms and provisions of this Agreement and the Plan, and (iii) accepts the award of RSUs subject to all the terms and provisions of this Agreement and the Plan. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Board of Directors upon any questions arising under the Plan. Grantee authorizes the Company to withhold from any compensation payable to him including by withholding Shares, in accordance with applicable law, any taxes required to be withheld by federal, state or local law as a result of the grant or vesting of the RSUs.

GRANTEE:

______________

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Exhibit A – Territory

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Exhibit B – Performance Measures

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